Exhibit 6(y)

PROMISSORY NOTE

$523,774.03	Date: April 29, 2024

Maturity Date: December 31, 2024

FOR VALUE RECEIVED, DEMARCAY DEVELOPMENT MEZZ PARTNERS LLC, a Delaware limited liability company ("Maker") hereby promises to pay to the order of GK INVESTMENT PROPERTY HOLDINGS II, LLC, a Delaware limited liability company ("Holder") the principal sum of FIVE HUNDRED TWENTY-THREE THOUSAND SEVEN HUNDRED SEVENTY-FOUR AND 03/100 DOLLARS ($503,774.03), with interest thereon, according to the terms of this Promiss01y Note (this "Note").

1.	Interest Rate.

1.1             The unpaid principal balance of this Note shall bear interest from the date of this Note through the Maturity Date at a fixed rate of 12.22% per annum (the "Interest Rate"). Interest shall be calculated on the basis of a 360-day year and the actual number of days elapsed in any portion of a month in which interest is due.

1.2             From and after the Maturity Date, or upon the occurrence and during the continuance of an Event of Default (as defined below), interest shall accrue on the unpaid principal balance of this Note until paid at a rate equal to five percent (5%) per annum in excess of the Interest Rate (the "Default Interest Rate").

1.3             No clause or provision in this Note shall be construed or shall so operate (a) to raise the Interest Rate set forth in this Note above the lawful maximum, if any, in effect from time to time in the applicable jurisdiction for loans to b01Towers of the type, in the amount, for the purposes, and othe1wise of the kind contemplated, or (b) to require the payment or the doing of any act contrary to law, but if any clause or provision contained shall othe1wise so operate this Note, in whole or in part, then (i) such clauses or provisions shall be deemed modified to the extent necessary to be in compliance with the law, or (ii) to the extent not possible, shall be deemed void as though not contained and the remainder of this Note shall remain operative and in full force and effect.

2.	Payments.

2.1             Beginning on the first (1st) day of May, 2024, and on the first day of each and every month thereafter, Maker shall make a monthly payment of interest only.

2.2             The principal balance of this Note, if not sooner paid or declared to be due in accordance with the terms hereof, together with all accrued and unpaid interest that thereon and any other amounts due and payable hereunder, shall be due and payable in full on the Maturity Date.

2.3             Maker may prepay this Note, in whole or in part, at any time without prepayment penalty or premium. Prepayments shall be allocated among principal, interest and fees at the sole discretion of Holder unless otherwise agreed or required by applicable law.

2.4             Maker will pay the obligations due under this Note to Holder at 257 East Main Street, Suite 200, Barrington, Illinois 60010, or at such other place as Holder may designate from time to time in writing.

3.             Default. The occurrence and continuance of any one or more of the following events shall be considered an "Event of Default":

3.1	Maker fails to pay when due any amount payable under this Note.

3.2             The commencement of any proceeding in bankruptcy by or against Maker or alleging that Maker is insolvent or unable to pay its debts as they mature, or for the readjustment of Maker's debts, whether under the United States Bankruptcy Code or under any other law, whether state or federal, now or hereafter existing, for the relief of debtors, or the commencement of any analogous statutory or non-statut01y proceeding involving Maker; provided, however, that if such commencement of proceedings against Maker is involuntary, such action shall not constitute an Event of Default unless such appointment is not revoked or such proceeding is not dismissed within sixty (60) days after the commencement of such proceedings.

4.             Remedies. At the election of Holder, and without notice, the principal balance remaining unpaid under this Note and all accrued and unpaid interest thereon and any other amounts due hereunder, shall be and become immediately due and payable in full upon the occurrence of an Event of Default. Failure to exercise this option shall not constitute a waiver of the right to exercise same in the event of any subsequent Event of Default. Upon an Event of Default, Holder may proceed under any remedy permitted herein, or pursuant to law or equity. No holder hereof shall, by any act of omission or commission, be deemed to waive any of its rights, remedies or powers hereunder unless such waiver is in writing and signed by the holder hereof, and then only to the extent specifically set forth therein. The rights, remedies and powers of the holder hereof, as provided in this Note are cumulative and concurrent and may be pursued singly, successively or together against Maker and any security given at any time to secure repayment hereof, all at the sole discretion of the holder hereof.

5.	Miscellaneous.

5.1             This Note constitutes the entire agreement by and among Maker and Holder and contains all the agreements with respect to the subject matter hereof, and supersedes any prior understandings, agreements, or representations by or among Maker and Holder, whether written or oral, to the extent they relate in any way to the subject matter.

5.2             Holder may at any time assign its rights in this Note. This Note shall inure to the benefit of and may be enforced by Holder and its successor and assigns.

5.3             No amendment, modification or waiver of any provision of this Note shall be valid unless the same shall be in writing and signed by Maker and Holder. No waiver by any party of any default, misrepresentation, or breach of warranty or covenant hereunder, whether intentional or not, shall be deemed to extend to any prior or subsequent default, misrepresentation, or breach of wa1rnnty or covenant hereunder or affect in any way any rights arising by virtue of any prior or subsequent such occurrence.

5.4             The section headings contained in this Note are inse1ied for convenience only and shall not affect in any way the meaning or interpretation of this Note.

5.5             This Note is the result of arm's length negotiations conducted by and among Maker and Holder and, therefore, the usual rules of construction requiring that ambiguities are to be resolved against a particular party shall not be applicable in the construction of this Note.

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5.6             If at any time or times hereafter following an Event of Default, Holder employs counsel (whether or not there is a lawsuit) to enforce any rights of Holder against Maker under this Note, or attempts to or enforces any of Holder's rights or remedies under this Note, the costs and expenses incurred by Holder in any manner or way with respect to the foregoing, including, without limitation, attorneys' fees and costs through appeal and in post-judgment proceedings, shall be part of the obligations owing under this Note, payable by Maker to Holder on demand.

5.7             Whenever possible each provision of this Note shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Note shall be prohibited or invalid under such law, such provision shall be ineffective only to the extent of such prohibition or invalidity, without invalidating the remainder of said documents. As used in this Note, the singular shall include the plural, and masculine, feminine and neuter pronouns shall be fully interchangeable, where the context so requires.

5.8             MAKER WAIVES, TO THE MAXIMUM EXTENT NOT PROHIBITED BY LAW, ANY RIGHT MAKER MAY HAVE TO CLAIM OR RECOVER FROM HOLDER IN ANY LEGAL ACTION OR PROCEEDING ANY SPECIAL, EXEMPLARY, PUNITIVE OR CONSEQUENTIAL DAMAGES.

5.9             THE VALIDITY OF THIS NOTE, ITS CONSTRUCTION, INTERPRETATION AND ENFORCEMENT, AND THE RIGHTS OF MAKER AND HOLDER SHALL BE DETERMINED UNDER, GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE INTERNAL LAWS OF THE STATE OF ILLINOIS, WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

5.10           JURY WAIVER. MAKER AND HOLDER, EACH HAYING BEEN REPRESENTED BY COUNSEL OR HAVING THE OPPORTUNITY TO BE REPRESENTED BY COUNSEL, EACH KNOWINGLY AND VOLUNTARILY, TO THE MAXIMUM EXTENT PERMITTED BY LAW, EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING ARISING UNDER OR WITH RESPECT TO THIS NOTE OR THE TRANSACTIONS RELATED HERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER SOUNDING IN CONTRACT, TORT OR OTHERWISE. TO THE MAXIMUM EXTENT PERMITTED BY LAW, MAKER HEREBY AGREES THAT ANY SUCH ACTION, CAUSE OF ACTION, CLAIM, DEMAND OR PROCEEDING SHALL BE DECIDED BY A COURT TRIAL WITHOUT A JURY AND THAT HOLDER MAY FILE A COPY OF THIS NOTE WITH ANY COURT OR OTHER TRIBUNAL AS WRITTEN EVIDENCE OF THE CONSENT OF MAKER TO THE WAIVER OF ITS RIGHT TO TRIAL BY JURY.

[Signature Page Follows]

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IN WITNESS WHEREOF, Maker has duly executed this Promissory Note in favor of Holder as of the day and year first written above.

MAKER:

DEMARCAY DEVELOPMENT MEZZ PARTNERS LLC,
a Delaware limited liability company

By:	GK Development, Inc., an Illinois corporation, its Manager

	By:	/s/ Garo Kholamian
	Name:	Garo Kholamian
	Title:	President

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